Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Second Quarter 2022 Results

Wakefield, MA—August 2, 2022—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the second quarter ended June 30, 2022.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As the third quarter of 2022 begins, we continue to believe that the current price of our common stock does not accurately reflect the value of our underlying real estate assets. Our objectives for 2022 are twofold: We will seek to increase shareholder value (1) through the potential sale of select properties where we believe that short to intermediate term valuation potential has been reached and (2) by striving to increase occupancy in our continuing portfolio of real estate.  We intend to use proceeds from any potential future property dispositions for debt reduction, repurchases of our common stock, dividends under our variable quarterly dividend policy and any dividends required to meet REIT requirements, and other general corporate purposes.

At this time, we are updating our property disposition guidance for full-year 2022 to be in the range of approximately $200 million to $300 million in aggregate gross proceeds compared to our previously estimated range of $250 million to $350 million.  However, this disposition guidance is subject to change for a variety of reasons, including economic conditions, office market conditions and geopolitical events.  We will update our disposition guidance quarterly in our earnings releases.

We look forward to the balance of 2022 and beyond with anticipation and optimism.”

Financial Highlights

●	GAAP net loss was $9.1 million and $13.3 million, or $0.09 and $0.13 per basic and diluted share for the three and six months ended June 30, 2022, respectively.
●	Funds From Operations (FFO) was $10.3 million and $21.8 million, or $0.10 and $0.21 per basic and diluted share for the three and six months ended June 30, 2022, respectively.
●	Adjusted Funds From Operations (AFFO) was a loss of $0.04 and $0.03 per basic and diluted share for the three and six months ended June 30, 2022, respectively.

Leasing Highlights

●	During the six months ended June 30, 2022, we leased approximately 276,000 square feet, including 171,000 square feet of new leases.
●	Our directly owned real estate portfolio of 24 owned properties totaling approximately 6.9 million square feet, was approximately 76.3% leased as of June 30, 2022, compared to approximately 78.4% leased as of December 31, 2021. The decrease in the leased percentage is primarily a result of lease expirations during the first half of 2022.
●	Lease expirations for 2022 and 2023 are approximately 127,000 and 383,000 square feet, representing approximately 1.8% and 5.5% of our owned portfolio, respectively.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the six months ended June 30, 2022 was $33.58, or 4.7% higher than average rents in the respective properties as applicable compared to the year ended December 31, 2021. The average lease term on leases signed in the six months ended June 30, 2022, was 6.9 years compared to 7.7 years for the year ended December 31, 2021. Overall the portfolio weighted average rent per occupied square foot was $30.48 as of June 30, 2022 compared to $30.60 as of December 31, 2021.
●	Subsequent to quarter end, we are currently tracking approximately 600,000 square feet of new prospective tenants, including approximately 400,000 square feet of prospective tenants that have identified FSP assets on their respective short lists of potential locations.
●	We believe that our continuing portfolio of real estate is well located, primarily in the Sunbelt and Mountain West geographic regions, and consists of high-quality assets with upside leasing potential in a post-COVID-19 environment.

Investment Highlights

●	Disposition guidance for full-year 2022 was updated to be in the range of approximately $200 million to $300 million in aggregate gross proceeds.
●	Subject to market conditions and satisfactory outcomes on prospective transactions, we anticipate dispositions to occur during the third and/or fourth quarters of 2022 and will provide updates as appropriate.
●	Disposition proceeds are intended to be used for debt reduction, dividends under our variable quarterly dividend policy and any special dividends required to meet REIT requirements, repurchases of our common stock, and other general corporate purposes.
●	Potential disposition candidates include: 380 and 390 Interlocken in Broomfield, Colorado; Eldridge Green and Park Ten in Houston, Texas; 909 Davis in Evanston, Illinois; Pershing Park in Atlanta, Georgia; and Blue Lagoon in Miami, Florida.

Stock Repurchases

●	During the first quarter of 2022, we repurchased approximately 847,000 shares of our common stock for approximately $4.8 million pursuant to our previously announced stock repurchase plan. We did not repurchase any shares of our common stock during the second quarter of 2022.
●	Up to approximately $26.9 million remains authorized for potential future repurchases of our common stock pursuant to our previously announced stock repurchase plan.

Dividends

●	In light of the gains achieved on our dispositions in 2021, on December 3, 2021, we announced that our Board of Directors declared a special dividend of $0.32 per share, which was paid on January 12, 2022 to shareholders of record on December 31, 2021, in order to meet REIT requirements.
●	On July 5, 2022, we adopted a variable quarterly dividend policy, which replaced our previous regular quarterly dividend policy. Under the new variable quarterly dividend policy, the Board of Directors will determine quarterly dividends based upon a variety of factors, including the Company’s estimates of its annual taxable income and the amount that the Company is required to distribute annually in the aggregate to enable the Company to continue to qualify as a real estate investment trust for federal income tax purposes.
●	On July 5, 2022, we announced that our Board of Directors declared a quarterly cash dividend for the three months ended June 30, 2022 of $0.01 per share of common stock pursuant to our variable quarterly dividend policy that will be paid on August 11, 2022 to stockholders of record on July 19, 2022.
●	If we are able to dispose of properties in 2022 at anticipated pricing levels, we may be required to again declare a special dividend in 2022 in addition to any regular quarterly dividends in order to meet REIT requirements.

Non-GAAP Financial Information

A reconciliation of Net income to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2022 Net Income, FFO and Disposition Guidance

At this time, due primarily to uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income and FFO guidance.  We are updating our previously announced disposition guidance for full-year 2022 as we execute on our strategy to dispose of certain properties that we believe have met their short to intermediate term valuation objectives and whose value may not be accurately reflected in our share price. Anticipated dispositions in 2022 are estimated to result in aggregate gross proceeds in the range of approximately $200 million to $300 million.  We intend to use the proceeds of any future dispositions for debt reduction, repurchases of our stock, dividends under our variable quarterly dividend policy and any special distributions required to meet REIT requirements, and other general corporate purposes.  This guidance reflects our current expectations of economic and market conditions and is subject to change.  Our disposition guidance is subject to change for a variety of reasons, including economic conditions, office market conditions and geopolitical events.  We will update our disposition guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and managed real estate portfolio as of June 30, 2022.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for August 3, 2022 at 11:00 a.m. (ET) to discuss the second quarter 2022 results. To access the call, please dial 1-844-200-6205 and use access code 703841. Internationally, the call may be accessed by dialing 1-929-526-1599 and using access code 703841. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to our ability to lease space in the future, expectations for dispositions, potential stock repurchases, the payment of special dividends and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the COVID-19 pandemic and other potential infectious disease outbreaks and terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, increasing interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, any inability to dispose of real estate properties at pricing levels comparable to recent historical portfolio dispositions,  and any delays in the timing of any such anticipated dispositions, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2022	2021	2022	2021

Revenue:
Rental	$40,831	$55,722	$82,628	$114,345
Related party revenue:
Management fees and interest income from loans	467	417	927	827
Other	6	6	13	12
Total revenue	41,304	56,145	83,568	115,184

Expenses:
Real estate operating expenses	12,344	15,352	25,178	31,291
Real estate taxes and insurance	9,043	11,895	17,762	24,261
Depreciation and amortization	18,186	19,136	33,856	43,517
General and administrative	3,981	3,962	7,765	8,108
Interest	5,664	10,054	11,030	18,654
Total expenses	49,218	60,399	95,591	125,831

Loss on extinguishment of debt	—	(167)	—	(167)
Impairment and loan loss reserve	(1,140)	—	(1,140)	—
Gain on sale of properties, net	—	20,626	—	20,626
Income (loss) before taxes	(9,054)	16,205	(13,163)	9,812
Tax expense	56	56	105	123
Net income (loss)	$(9,110)	$16,149	$(13,268)	$9,689

Weighted average number of shares outstanding, basic and diluted	103,193	107,359	103,441	107,344

Net income (loss) per share, basic and diluted	$(0.09)	$0.15	$(0.13)	$0.09

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and par value amounts)	2022	2021
Assets:
Real estate assets:
Land	$146,844	$146,844
Buildings and improvements	1,477,913	1,457,209
Fixtures and equipment	12,192	11,404
	1,636,949	1,615,457
Less accumulated depreciation	450,792	424,487
Real estate assets, net	1,186,157	1,190,970
Acquired real estate leases, less accumulated amortization of $18,956 and $40,423, respectively	12,373	14,934
Cash, cash equivalents and restricted cash	4,693	40,751
Tenant rent receivables	2,627	1,954
Straight-line rent receivable	54,354	49,024
Prepaid expenses and other assets	6,863	4,031
Related party mortgage loan receivable, less allowance for credit loss of $1,140 and $0, respectively	22,860	24,000
Other assets: derivative asset	1,951	—
Office computers and furniture, net of accumulated depreciation of $1,082 and $1,198, respectively	187	198
Deferred leasing commissions, net of accumulated amortization of $21,840 and $21,099, respectively	39,654	38,311
Total assets	$1,331,719	$1,364,173

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$55,000	$—
Term loans payable, less unamortized financing costs of $482 and $714, respectively	274,518	274,286
Series A & Series B Senior Notes, less unamortized financing costs of $576 and $658, respectively	199,424	199,342
Accounts payable and accrued expenses	39,315	89,493
Accrued compensation	2,252	4,704
Tenant security deposits	5,819	6,219
Lease liability	962	1,159
Other liabilities: derivative liabilities	—	5,239
Acquired unfavorable real estate leases, less accumulated amortization of $634 and $2,285, respectively	397	528
Total liabilities	577,687	580,970

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 103,235,914 and 103,998,520 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,334,776	1,339,226
Accumulated other comprehensive loss	1,951	(5,239)
Accumulated distributions in excess of accumulated earnings	(582,705)	(550,794)
Total stockholders’ equity	754,032	783,203
Total liabilities and stockholders’ equity	$1,331,719	$1,364,173

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Six Months Ended
	June 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net income (loss)	$(13,268)	$9,689
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	34,863	44,910
Amortization of above and below market leases	(54)	(38)
Shares issued as compensation	394	338
Loss on extinguishment of debt	—	167
Impairment and loan loss reserve	1,140	—
Gain on sale of properties, net	—	(20,626)
Changes in operating assets and liabilities:
Tenant rent receivables	(673)	4,540
Straight-line rents	(2,904)	(2,858)
Lease acquisition costs	(2,426)	(623)
Prepaid expenses and other assets	(1,153)	(485)
Accounts payable and accrued expenses	(18,268)	(18,520)
Accrued compensation	(2,452)	(1,609)
Tenant security deposits	(400)	(1,870)
Payment of deferred leasing commissions	(5,033)	(6,926)
Net cash provided by (used in) operating activities	(10,234)	6,089
Cash flows from investing activities:
Property improvements, fixtures and equipment	(21,496)	(36,957)
Proceeds received from sales of properties	—	228,717
Net cash provided by (used in) investing activities	(21,496)	191,760
Cash flows from financing activities:
Distributions to stockholders	(51,924)	(19,319)
Stock repurchases	(4,843)	—
Borrowings under bank note payable	60,000	66,500
Repayments of bank note payable	(5,000)	(70,000)
Repayments of Term Loans	—	(155,000)
Deferred financing costs	(2,561)	—
Net cash used in financing activities	(4,328)	(177,819)
Net increase (decrease) in cash, cash equivalents and restricted cash	(36,058)	20,030
Cash, cash equivalents and restricted cash, beginning of year	40,751	4,150
Cash, cash equivalents and restricted cash, end of period	$4,693	$24,180

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2022	126,588	1.8%
2023	382,953	5.5%
2024	747,458	10.8%
2025	498,772	7.2%
2026	543,683	7.9%
Thereafter (2)	4,616,261	66.8%
	6,915,715	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,638,306 square feet of vacancies at our operating properties as of June 30, 2022.

(dollars & square feet in 000's)	As of June 30, 2022
			% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$533,365	45.0%	2,628	38.0%
Texas	9	331,463	27.9%	2,423	35.0%
Georgia	1	43,727	3.7%	160	2.3%
Minnesota	3	121,902	10.3%	758	11.0%
Virginia	1	32,955	2.8%	298	4.3%
Florida	1	68,476	5.8%	213	3.1%
Illinois	2	45,433	3.8%	372	5.4%
North Carolina	1	8,649	0.7%	64	0.9%
Total	24	$1,185,970	100.0%	6,916	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

			Six Months
(in thousands)	For the Three Months Ended		Ended
	31-Mar-22	30-Jun-22	30-Jun-22
Tenant improvements	$1,877	$5,453	$7,330
Deferred leasing costs	3,032	1,327	4,359
Non-investment capex	5,065	6,736	11,801
	$9,974	$13,516	$23,490

	For the Three Months Ended				Year Ended
	31-Mar-21	30-Jun-21	30-Sep-21	31-Dec-21	31-Dec-21
Tenant improvements	$4,491	$4,277	$3,952	$1,881	$14,601
Deferred leasing costs	2,597	1,922	2,371	1,319	8,209
Non-investment capex	5,336	3,793	4,528	4,672	18,329
	$12,424	$9,992	$10,851	$7,872	$41,139

Square foot & leased percentages	June 30,	December 31,
	2022	2021
Owned or Operating Properties:
Number of properties	24	24
Square feet	6,915,715	6,911,225
Leased percentage	76.3%	78.4%

Managed Properties - Single Asset REITs (SARs):
Number of properties	1	2
Square feet	213,760	348,545

Total Owned or Operating and Managed Properties:
Number of properties	25	26
Square feet	7,129,475	7,259,770

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					First		Second
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Mar-22	Leased (2)	30-Jun-22	Leased (2)

1	FOREST PARK	Charlotte, NC	64,198	78.4%	78.4%	78.4%	78.4%
2	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
3	PARK TEN	Houston, TX	157,609	72.0%	72.0%	72.0%	72.0%
4	PARK TEN PHASE II	Houston, TX	156,746	95.0%	95.0%	95.0%	95.0%
5	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	66.3%	77.5%
6	ADDISON	Addison, TX	289,333	72.3%	73.7%	83.0%	83.7%
7	COLLINS CROSSING	Richardson, TX	300,887	96.1%	88.3%	96.1%	96.1%
8	INNSBROOK	Glen Allen, VA	298,183	47.8%	50.9%	47.8%	47.8%
9	LIBERTY PLAZA	Addison, TX	217,600	81.8%	79.2%	76.5%	77.7%
10	380 INTERLOCKEN	Broomfield, CO	240,359	60.5%	60.5%	60.5%	60.5%
11	390 INTERLOCKEN	Broomfield, CO	241,512	99.4%	99.4%	99.4%	99.4%
12	BLUE LAGOON	Miami, FL	213,182	98.5%	98.5%	98.5%	98.5%
13	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
14	121 SOUTH EIGHTH ST	Minneapolis, MN	298,121	89.9%	89.9%	89.7%	89.8%
15	801 MARQUETTE AVE	Minneapolis, MN	129,691	91.8%	91.8%	91.8%	91.8%
16	LEGACY TENNYSON CTR	Plano, TX	208,966	40.7%	40.8%	40.7%	40.7%
17	ONE LEGACY	Plano, TX	214,110	63.7%	59.9%	63.7%	63.7%
18	909 DAVIS	Evanston, IL	195,098	93.3%	93.3%	93.3%	93.3%
19	WESTCHASE I & II	Houston, TX	629,025	56.7%	57.2%	62.9%	62.8%
20	1999 BROADWAY	Denver, CO	680,255	66.2%	66.8%	66.9%	66.9%
21	1001 17TH STREET	Denver, CO	657,706	79.8%	89.9%	71.0%	75.6%
22	PLAZA SEVEN	Minneapolis, MN	330,096	83.6%	83.6%	82.7%	83.0%
23	PERSHING PLAZA	Atlanta, GA	160,145	78.1%	77.1%	78.1%	78.1%
24	600 17TH STREET	Denver, CO	611,163	77.9%	78.9%	76.9%	76.9%
	OWNED PORTFOLIO		6,915,715	77.3%	78.1%	76.3%	77.1%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of June 30, 2022

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	3.6%
2	EOG Resources, Inc.	169,167	2.5%
3	US Government	168,573	2.4%
4	The Vail Corporation	164,636	2.4%
5	Lennar Homes, LLC	155,808	2.2%
6	Citicorp Credit Services, Inc	146,260	2.1%
7	Kaiser Foundation Health Plan	120,979	1.8%
8	Argo Data Resource Corporation	114,200	1.6%
9	Swift, Currie, McGhee & Hiers, LLP	101,296	1.5%
10	VMWare, Inc.	100,853	1.5%
11	Deluxe Corporation	98,922	1.4%
12	Ping Identity Corp.	89,856	1.3%
13	Centennial Resource Production, LLC	67,856	1.0%
14	Bread Financial Payments, Inc.	67,274	1.0%
15	PricewaterhouseCoopers LLP	66,304	1.0%
16	Hall and Evans LLC	65,878	0.9%
17	Cyxtera Management, Inc.	61,826	0.9%
18	Precision Drilling (US) Corporation	59,569	0.9%
19	Schwegman, Lundberg & Woessner, P.A.	58,263	0.8%
20	EMC Corporation	57,100	0.8%
	Total	2,183,019	31.6%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2022	2021	2022	2021
Net income (loss)	$(9,110)	$16,149	$(13,268)	$9,689
Impairment and loan loss reserve	1,140	—	1,140	—
Gain on sale of properties, net	—	(20,626)	—	(20,626)
Depreciation & amortization	18,141	19,130	33,802	43,479
NAREIT FFO	10,171	14,653	21,674	32,542
Lease Acquisition costs	86	69	165	185
Funds From Operations (FFO)	$10,257	$14,722	$21,839	$32,727

Funds From Operations (FFO)	$10,257	$14,722	$21,839	$32,727
Loss on extinguishment of debt	—	167	—	167
Amortization of deferred financing costs	481	686	1,007	1,393
Shares issued as compensation	394	338	394	338
Straight-line rent	(1,688)	(1,041)	(2,904)	(2,945)
Tenant improvements	(5,453)	(4,277)	(7,330)	(8,768)
Leasing commissions	(1,327)	(1,922)	(4,359)	(4,519)
Non-investment capex	(6,736)	(3,793)	(11,801)	(9,129)
Adjusted Funds From Operations (AFFO)	$(4,072)	$4,880	$(3,154)	$9,264

Per Share Data
EPS	$(0.09)	$0.15	$(0.13)	$0.09
FFO	$0.10	$0.14	$0.21	$0.30
AFFO	$(0.04)	$0.05	$(0.03)	$0.09

Weighted average shares (basic and diluted)	103,193	107,359	103,441	107,344

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude our redevelopment properties.  We also exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	30-Jun-22	31-Mar-22	(Dec)	Change
Region
East	363	$475	$497	$(22)	(4.4)%
MidWest	1,130	4,850	3,897	953	24.5%
South	2,796	5,611	5,817	(206)	(3.5)%
West	2,627	8,037	9,681	(1,644)	(17.0)%
Property NOI* from Operating Properties	6,916	18,973	19,892	(919)	(4.6)%
Dispositions and Redevelopment Properties (a)	-	146	(311)	457	2.2%
NOI*	6,916	$19,119	$19,581	$(462)	(2.4)%

Sequential Same Store		$18,973	$19,892	$(919)	(4.6)%

Less Nonrecurring
Items in NOI* (b)		1,258	273	985	(5.1)%

Comparative
Sequential Same Store		$17,715	$19,619	$(1,904)	(9.7)%

	Three Months Ended	Three Months Ended
Reconciliation to Net income	30-Jun-22	31-Mar-22
Net loss	$(9,110)	$(4,158)
Add (deduct):
Loss on extinguishment of debt	—	—
Impairment and loan loss reserve	1,140	—
Gain on sale of properties, net	—	—
Management fee income	(267)	(291)
Depreciation and amortization	18,185	15,670
Amortization of above/below market leases	(45)	(9)
General and administrative	3,981	3,784
Interest expense	5,664	5,366
Interest income	(455)	(451)
Non-property specific items, net	26	(330)

NOI*	$19,119	$19,581

(a)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized. We also include properties that have been placed in service, but that do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.